SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Additional Materials
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OMEGA PROTEIN CORPORATION

(Name of Registrant as Specified in its Charter)

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.
WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I
WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.
WYNNEFIELD CAPITAL MANAGEMENT, LLC
WYNNEFIELD CAPITAL, INC.
WYNNEFIELD CAPITAL, INC. PROFIT SHARING & MONEY PURCHASE PLAN
NELSON OBUS
JOSHUA H. LANDES
Michael N. Christodolou

David H. Clarke

James L. Sherbert, Jr.

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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On May 2, 2016, Wynnefield Capital, Inc. and its affiliates issued a press release.

A copy of the press release is filed herewith as Exhibit A.

Additional Information and Where to Find It

Wynnefield Partners Small Cap Value, L.P.; Wynnefield Partners Small Cap Value, L.P. I; Wynnefield Small Cap Value Offshore Fund, Ltd.; Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan; Wynnefield Capital Management, LLC; Wynnefield Capital, Inc.; Joshua H. Landes; and Nelson Obus (collectively, “Wynnefield Capital”) together with Michael N. Christodolou, David H. Clarke and James L. Sherbert, Jr. are participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Omega Protein Corporation (the "Company"). Wynnefield Capital intends to file a proxy statement (the "2016 Proxy Statement") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Annual Meeting unless it withdraws its nominations.

Wynnefield Capital may be deemed to beneficially own 1,752,636 shares of the Company's common stock, representing approximately 7.9% of the Company's outstanding common stock. None of the other participants own any shares of the Company's common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2016 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after any filing of its definitive 2016 Proxy Statement with the SEC, Wynnefield Capital intends to mail the definitive 2016 Proxy Statement and an accompanying proxy card to some or all stockholders pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by Wynnefield Capital with respect to the Company with the SEC in connection with the Annual Meeting at the SEC's website (http://www.sec.gov).

EXHIBIT A

Wynnefield Capital DEMANDS THAT OMEGA PROTEIN ALLOW open Q&A ON upcoming FIRST-QUARTER Conference Call

NEW YORK, MAY 2, 2016 – Wynnefield Capital, and its affiliates (collectively, “Wynnefield Capital”), long-term stockholders of Omega Protein Corp. (NYSE: OME) (“Omega” or the “Company”) with an approximate 7.9% ownership interest (as of April 28, 2016), today demanded that Omega CEO Brett Sholtes and the Omega Board allow the Company’s shareholders to ask questions on the Company’s upcoming first-quarter earnings conference call, scheduled for this Thursday, May 5, 2016. Omega’s current practice is to only allow sell-side analysts to participate in the Q&A sessions on its recent investor conference calls, shutting out the true owners of the Company from asking questions about their investment.

Wynnefield first made this reasonable request to Mr. Sholtes long before it became painfully aware that Omega had displayed seriously flawed business judgment in allocating approximately $168 million in a failed effort to enter the Human Nutrition space. Given the obvious negative results of that investment, Wynnefield now believes that it cannot remain silent while shareholders are systematically being refused the right to engage in a dialogue with the management team of a public company, as they should be permitted.

Wynnefield was permitted to ask management a question during the Q-2 conference call on August 6, 2015, but this courtesy was not extended on subsequent earnings calls. Interestingly, the question was directly focused on Omega’s allocation of capital to the Human Nutrition business at the expense of its Animal Nutrition business. It should be quite obvious to shareholders why this line of inquiry on a public conference call is one that would make management extremely uncomfortable.

Nelson Obus, President of Wynnefield Capital, stated, “Omega’s exclusionary conduct on its recent conference calls should be viewed in the context of a series of its other anti-shareholder governance policies. These include, maintaining a classified Board, recent re-writes of the Company’s by-laws to further disenfranchise shareholders and the Board’s / management’s continued refusal to admit and take responsibility for wasting approximately $7 per share of shareholder capital as a result of Omega’s failed Human Nutrition investment.“

Mr. Obus asserted that, “Omega’s recent practice of only allowing “sell side” analysts, with no direct ownership stake, to ask questions freely is in our view, part of its strategy to deny Omega’s owners an opportunity to hold the Board accountable for their strategic mistakes and resulting misallocation of capital, and to suggest alternative capital allocation scenarios in a public forum with other owners of the Company.”

Wynnefield urges all Omega shareholders to immediately contact Omega and insist that the Company’s current exclusionary conference call practice be ended so that shareholders’ voices be heard.

Wynnefield has nominated three highly qualified, independent candidates for election to the Omega Board at the Company’s annual meeting, when Omega finally sets a date for the annual meeting. If Wynnefield’s nominees are successfully elected to the Board, they have expressed their intention to exert maximum pressure on Omega’s classified Board to adopt good governance practices and to reverse shareholder unfriendly policies.

A summary of Wynnefield’s analysis of Omega’s capital misallocation and critique of its governance deficiencies, as well as biographical information of each of Wynnefield’s proposed nominees, is contained on Schedule 13D/A (Amendment No. 3, as filed with the Securities and Exchange Commission on March 1, 2016), which can be found at: http://www.sec.gov/Archives/edgar/data/1053650/000114420416085133/v432871_sc13da.htm.

Additional Information and Where to Find It

Wynnefield Partners Small Cap Value, L.P.; Wynnefield Partners Small Cap Value, L.P. I; Wynnefield Small Cap Value Offshore Fund, Ltd.; Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan; Wynnefield Capital Management, LLC; Wynnefield Capital, Inc.; Joshua H. Landes; and Nelson Obus (collectively, “Wynnefield”) together with Michael N. Christodolou, David H. Clarke and James L. Sherbert, Jr are participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Omega Protein Corporation (the "Company"). Wynnefield intends to file a proxy statement (the "2016 Proxy Statement") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Annual Meeting unless it withdraws its nominations.

Wynnefield may be deemed to beneficially own 1,752,636 shares of the Company's common stock, representing approximately 7.9% of the Company's outstanding common stock. None of the other participants own any shares of the Company's common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2016 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after any filing of its definitive 2016 Proxy Statement with the SEC, Wynnefield intends to mail the definitive 2016 Proxy Statement and an accompanying proxy card to some or all stockholders pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by Wynnefield with respect to the Company with the SEC in connection with the Annual Meeting at the SEC's website (http://www.sec.gov).

Media:

Mark Semer or Daniel Yunger

Kekst

mark.semer@kekst.com / daniel.yunger@kekst.com

212.521.4800